UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     In late 2010, Sovereign Bank (the “Association”), a wholly owned subsidiary of Santander Holdings USA, Inc. (the “Company”), underwent an examination by the Office of Thrift Supervision (the “OTS”), its primary federal banking regulator, as part of an interagency horizontal review of foreclosure practices at 14 mortgage servicers. Based on the results of this review, the Association has consented to the issuance of a Consent Order (the “Order”) by the OTS, without admitting or denying that grounds exist for the OTS to initiate an administrative action. The Order, which is attached hereto as Exhibit 99.1, requires the Association to take a number of actions, including designating a committee to monitor and coordinate the Association’s compliance with the provisions of the Order, developing and implementing plans to improve the Association’s mortgage servicing and foreclosure practices and taking certain other remedial actions. The Association must also retain an independent consultant to conduct a review of certain foreclosure actions or proceedings for loans serviced by the Association. On its own initiative in October 2010, the Association began a comprehensive review of its foreclosure processes. Based on the results of that review, the Association took corrective action to address deficiencies in its mortgage foreclosure practices and is in the process of implementing additional measures to address the issues raised in the Order. The Company estimates that it and the Association will incur costs of approximately $7 million relating to compliance with the Order, including expenses for consultants, additional staffing and certain legal expenses. The Company and the Association may incur further expenses related to compliance with the Order. This estimate does not include any related civil money penalties.
     The Order will remain in effect until modified or terminated by the OTS, or its successor agencies. Any material failure to comply with the provisions of the Order could result in enforcement actions by the OTS, or its successor agencies. While the Association intends to take such actions as may be necessary to enable the Association to comply fully with the provisions of the Order, and the Association is currently aware of no impediment to achieving full compliance with the Order, there can be no assurance that the Association will be able to comply fully with the provisions of the Order, or to do so within the timeframes required, or that compliance with the Order will not be more time consuming, more expensive, or require more managerial time than anticipated. The Association may also be subject to civil money penalties, however the Association is unable to determine the likelihood or amount of such penalties at this time.
     The Order attached hereto as Exhibit 99.1 contains additional details regarding these matters.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits. The exhibit listed in the Exhibit Index accompanying this Current Report on Form 8-K is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

By:	/s/ Christopher K. Pfirrman
Name:	Christopher K. Pfirrman
Title:	Assistant Secretary
Dated: April 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consent Order issued by the Office of Thrift Supervision to Sovereign Bank, dated as of April 13, 2011.